Exhibit 4.1

Execution Version

STOCKHOLDERS AGREEMENT

By and Among

NUMBER HOLDINGS, INC.

ARES CORPORATE OPPORTUNITIES FUND III, L.P.,

CANADA PENSION PLAN INVESTMENT BOARD

AND

THE OTHER STOCKHOLDERS PARTY THERETO

Dated as of January 13, 2012

i

ii

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of January 13, 2012, by and among Number Holdings, Inc., a Delaware corporation (the “Company”), Ares Corporate Opportunities Fund III, L.P., a Delaware limited partnership (“Ares”), the Canada Pension Plan Investment Board, a federal crown corporation incorporated pursuant to the Canada Pension Plan Investment Board Act of 1997 (Canada) (“CPPIB”), and the stockholders listed on Schedule A hereto (such parties and each other Person that executes a Joinder Agreement, a “Stockholder”).

WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain rights and restrictions with respect to the Common Stock (as defined below).

NOW, THEREFORE, the parties mutually agree as follows:

ARTICLE I.

DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.01.           Definitions.  The following terms, as used herein, have the following meanings:

“1933 Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“30% Rule” means those certain regulatory provisions applicable to CPPIB under Section 13 of the Canada Pension Plan Investment Board Regulations, which provisions preclude CPPIB from directly or indirectly investing in securities of a corporation to which are attached more than 30% of the votes that may be cast to elect the directors of the corporation, as those provisions may be interpreted, amended or replaced from time to time.

“99 Cents” means 99 Cents Only Stores, a California corporation.

“Additional Stock” has the meaning set forth in Section 4.05(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  No Person shall be deemed to be an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the Company’s Capital Stock.

“Ares” has the meaning set forth in the recitals to this Agreement.

“Ares Directors” has the meaning set forth in Section 4.06(a)(ii)(1).

“Ares Observer” has the meaning set forth in Section 4.06(d)(i).

“beneficial owner” has the meaning set forth in Rules 13d-3 under the 1934 Act; and words of similar import such as “beneficial ownership” and “beneficially own” have meanings correlative to the foregoing.

“Board” means the Board of Directors of the Company.

“Board Observers” has the meaning set forth in Section 4.06(d)(iii).

“Business Day” means each day that is not a day on which banking institutions in the City of New York or Toronto, Ontario, Canada are authorized or obligated by law or executive order to close.

“Bylaws” means the Bylaws of the Company, as amended or amended and restated from time to time.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, and any debt, rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

“CEO Director” has the meaning set forth in Section 4.06(a)(ii)(4).

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended or amended and restated from time to time.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock and Class B Common Stock.

“Conditions” means any required material third-party or governmental approvals, compliance with applicable laws and the absence of any injunction or similar legal order preventing such transaction.

“control” means, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and words of similar import such as “controlling” and “controlled” have meanings correlative to the foregoing.

“CPPIB” has the meaning set forth in the recitals to this Agreement.

“CPPIB Directors” has the meaning set forth in Section 4.06(a)(ii)(2).

“CPPIB Observer” has the meaning set forth in Section 4.06(d)(ii).

“Delay Notice” has the meaning set forth in Section 5.02(a).

“Demand Holder” has the meaning set forth in Section 5.02(a).

“Demand Registration” has the meaning set forth in Section 5.02(a).

“Drag-Along Notice” has the meaning set forth in Section 4.03(c).

“Drag-Along Sale” has the meaning set forth in Section 4.03(a).

“Effective Date” means January 13, 2012.

“Effectiveness Period” has the meaning set forth in Section 5.02(a).

“Eligible Offering” means an offer by the Company or any of its subsidiaries after the Effective Date to Transfer or issue to any Person or Persons any Capital Stock of the Company, other than:

(a)                                 a bona fide underwritten public offering registered under the 1933 Act or pursuant to a bona fide Rule 144A offering under the 1933 Act;

(b)                                 any offer subsequent to an Initial Public Offering;

(c)                                  to directors, officers, employees, consultants or unaffiliated third party advisors of, or other unaffiliated third party providers of service to, the Company or any of its subsidiaries, pursuant to any stock option, warrant, stock purchase plan or agreement, employment agreement or other benefit plans as bona fide compensatory arrangements approved by the Board;

(d)                                 as consideration in connection with (i) the bona fide acquisition of the assets or securities of, (ii) any business combination, joint venture, license agreement or similar commercial transaction with, or (iii) the receipt of services from, any Person that is unaffiliated with the Company or any Major Stockholder in any transaction approved by the Board;

(e)                                  as an inducement to a lender in connection with any bona fide debt financing, equipment leasing or real property leasing transaction, subject to terms and conditions approved by the Board; provided that no Major Stockholder or Affiliate of a Major Stockholder is the lead agent or lead lender, or holds a majority of the loans, commitments or similar interests, in such financing or leasing transaction;

(f)                                   as a dividend, stock split or other distribution on outstanding Capital Stock or pursuant to a reorganization or a recapitalization approved by the Board; and

(g)                                  in connection with any Drag-Along Sale.

“Excess Class B Call Right” has the meaning set forth in Section 4.09.

“Excess Class B Stock” means that number of shares of Class B Common Stock owned by Ares and its Permitted Transferees in connection with CPPIB’s compliance with the 30% Rule, as such number of shares of Class B Common Stock may be adjusted from time to time pursuant to the terms of this Agreement. Excess Class B Stock shall initially mean 9,230 shares of Class B Common Stock.

“Excluded Transfer” means a Transfer by a Stockholder

(a)                                 pursuant to an effective registration statement under the 1933 Act;

(b)                                 required by the terms of the Stock Option Plan or pursuant to the terms of any employment agreement or stock option grant to which the Company or any of its subsidiaries is a party;

(c)                                  in accordance with Section 4.03, 4.09, 5.01 and 5.02;

(d)                                 to a Permitted Transferee of such Stockholder; provided that such Permitted Transferee, if not already a party hereto, shall execute and deliver to the Company a Joinder Agreement concurrently with such Transfer; or

(e)                                  pursuant to the Put Right.

“GAAP” means generally accepted accounting principles, consistently applied, in the United States.

“Gold Observer” has the meaning set forth in Section 4.06(d)(iii).

“Independent Directors” has the meaning set forth in Section 4.06(a)(ii)(3).

“Initial Public Offering” means a fully committed, fully underwritten bona fide initial public offering of common stock of the Company pursuant to an effective registration statement filed under the 1933 Act (excluding registration statements filed on Form S-8, any similar successor form or another form used for a purpose similar to the intended use for such forms).

“Initiating Stockholder” has the meaning set forth in Section 4.08(b).

“Joinder Agreement” means a joinder agreement, a form of which is attached hereto as Exhibit A.

“Lock-up Period” has the meaning set forth in Section 5.06(a).

“Major Stockholder” means each of Ares and CPPIB, in each case so long as it, together with its Permitted Transferees, beneficially owns at least 15% of the then outstanding shares of Class A Common Stock.

“Management Agreements” means (a) the management services agreement dated as of the Effective Date between the Company and an Affiliate of Ares and (b) the management services agreement dated as of the Effective Date between the Company and CPPIB.

“Marketable Securities” means securities listed on the New York Stock Exchange or the NASDAQ Stock Market, with a public float of at least $250 million, and not subject to restrictions on transfer except, solely in the case of an affiliate of the issuer of such securities, any such restrictions imposed on such affiliate under applicable securities laws.

“Minority Stockholders” means the Stockholders other than the Major Stockholders and their respective Permitted Transferees.

“Non-Executive Rollover Director” has the meaning set forth in Section 4.06(a)(ii)(7).

“Offerees” has the meaning set forth in Section 4.01(a).

“Offer Notice” has the meaning set forth in Section 4.01(a).

“Offeror” has the meaning set forth in Section 4.01(a).

“owner” means, with respect to any shares of Capital Stock, the Person that is the record owner of such shares of Capital Stock, as reflected on the applicable issuer’s stock records; and words of similar import such as “own” have meanings correlative to the foregoing.

“Permitted Transferee” means:

(a)                                 with respect to any Stockholder who is a natural person, (i) such Stockholder’s spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law, (ii) such Stockholder’s heirs, legatees, beneficiaries or devisees and (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or other owners of which consist entirely of such Stockholder or such other persons referred to in clauses (i) and (ii) above;

(b)                                 with respect to any Stockholder that is a trust, any other trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or other owners of which consist entirely of such trust or such trust’s beneficiaries;

(c)                                  with respect to any Stockholder that is an investment fund, an investment partnership or an investment account, any Related Person of such Stockholder; and

(d)                                 with respect to any Stockholder that is an entity and to which clause (c) above is not applicable, any controlled Affiliate of such Stockholder so long as such Transferee remains a controlled Affiliate of such Stockholder following the applicable Transfer;

provided that, in any of such cases, such Permitted Transferee is an accredited investor within the meaning of Regulation D under the 1933 Act.

“Person” means an individual, a corporation, a general or limited partnership, a limited liability company, a joint stock company, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“Piggyback Holder” has the meaning set forth in Section 5.01(a).

“Piggyback Registration” has the meaning set forth in Section 5.01(a).

“Preemptive Notice” has the meaning set forth in Section 4.05(a).

“Pro Rata Portion” means

(a)                                 in connection with the exercise of (i) the Right of First Offer or (ii) preemptive rights pursuant to Section 4.05(d), with respect to each Major Stockholder on any date, a fraction, (1) the numerator of which is the number of shares of Class A Common Stock beneficially owned by such Major Stockholder and (2) the denominator of which is the number of shares of Class A Common Stock beneficially owned by both Major Stockholders, in each case on such date, and

(b)                                 in any other case, with respect to any other Stockholder on any date, a fraction, (i) the numerator of which is the number of shares of Class A Common Stock owned by such Stockholder and (ii) the denominator of which is the number of shares of Class A Common Stock owned by all Stockholders, in each case on such date.

“Proposed Purchasers” has the meaning set forth in Section 4.05(c).

“Purchaser” has the meaning set forth in Section 4.02(a).

“Put Right” means the Put Right of each of Eric Schiffer, Jeff Gold and Howard Gold (as defined in each of their respective employment agreements dated as of the Effective Date).

“Qualified IPO” means an Initial Public Offering (a) in which the aggregate gross proceeds received by the Company are at least $75 million and (b) that has a public offering price per share of at least (i) $2,000 less (ii) the amount of all distributions made with respect to a share of Class A Common Stock from the Effective Date through the date of such Initial Public Offering (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event).

“Registrable Securities” means (a) the shares of Common Stock owned by any Stockholder at the time of determination, (b) the shares of Common Stock underlying any options, warrants or similar rights held by any Stockholder to the extent such rights are vested at the time of determination, and (c) any other securities issued or issuable with respect to such shares of Common Stock by way of a stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event.  A Registrable Security shall cease to be a Registrable Security when (i) a registration statement with respect to the offering of such security by the holder thereof shall have been declared effective under the 1933 Act and such security shall have been disposed of by such holder pursuant to such registration statement, (ii) such security has been sold to the public pursuant to Rule 144 (or any similar provision then in force) promulgated under the 1933 Act or (iii) such security shall have been otherwise Transferred by the holder thereof and new certificates for such security not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and any subsequent Transfer of such security shall not require registration or qualification under the 1933 Act or any similar state law then in force.

“Registration” has the meaning set forth in Section 5.03.

“Related Person” means, with respect to any Person, (a) an Affiliate of such Person, (b) any investment manager, investment advisor, managing member or general partner of such Person, (c) any investment fund, investment partnership, investment account or other investment Person whose investment manager, investment advisor, managing member or general partner is such Person or a Related Person of such Person, and (d) any equity investor, member, partner or officer of such Person.

“Representatives” means the directors, officers, employees, consultants, financial advisors, attorneys, accountants and other representatives of such Person, including representatives of its legal, accounting and financial advisors.

“Request Notice” has the meaning set forth in Section 5.02(a).

“Required Approval” means, as of any time of determination, (a) the approval of a majority of the directors on the Board or any duly appointed committee thereof, in each case, including the approval of (i) at least one Ares Director, if Ares is a Major Stockholder at such time and (ii) at least one CPPIB Director, if CPPIB is a Major Stockholder at such time, or (b) the approval of (x) Ares, if Ares is a Major Stockholder at such time and (y) CPPIB, if CPPIB is a Major Stockholder at such time.

“Restricted Debt” means, with respect to any Stockholder, any indebtedness of the Company or any of its subsidiaries (including debt securities or loans) purchased directly from the Company or any of its subsidiaries by such Stockholder or any of its Permitted Transferees.

“Right of First Offer” means the right of first offer provided in Section 4.01.

“Rollover Approval” means the approval of a majority of the directors on the Board or any duly appointed committee thereof, in each case, including the approval of at least one Rollover Director (or in lieu of the approval of at least one Rollover Director, the approval of holders of a majority of the shares of Common Stock then owned by the Rollover Stockholders).

“Rollover Directors” means Eric Schiffer, Jeff Gold and Howard Gold for so long as such individuals remain on the Board and, if none of such individuals remain on the Board, each other nominee appointed by the Rollover Stockholders pursuant to Section 4.06(a)(iv)(3) or 4.06(a)(v).

“Rollover Stockholder” means each of The Gold Revocable Trust, dated October 26, 2005, Howard Gold, Jeff Gold, Karen Schiffer, Eric Schiffer and their respective Permitted Transferees who own shares of Common Stock.

“Sale Period” has the meaning set forth in Section 4.01(g).

“Sale Price” has the meaning set forth in Section 4.01(a).

“Second Offer Notice” has the meaning set forth in Section 4.01(d).

“Securities” means the Common Stock, any other capital stock of the Company or any of its subsidiaries, and Restricted Debt.

“Senior Credit Facility” means the Credit Agreement, dated as of January 13, 2012, among Number Merger Sub, Inc., the Company, Royal Bank of Canada, as administrative agent and as collateral agent, and each lender from time to time party thereto, as the same may be amended, modified, waived, refinanced or replaced from time to time with other indebtedness or receivables financing (whether under a new credit agreement, indenture, note or otherwise).

“Shelf Offering” has the meaning set forth in Section 5.01(d).

“Shelf Transfer Stockholder” has the meaning set forth in Section 5.01(d).

“Spousal Consent” means a spousal consent, a form of which is attached hereto as Exhibit B.

“Stockholder” has the meaning set forth in the recitals to this Agreement; provided that for purposes of Section 4.02 and any defined terms to the extent (but only to the extent) used therein, “Stockholders” shall mean (a) the Stockholders as of the Effective Date and (b) any other Stockholder that becomes a party to this Agreement after the Effective Date that the Board determines shall be included in the definition of “Stockholder” for purposes of Section 4.02, and in each case, their respective Permitted Transferees.

“Stockholder Transferor” has the meaning set forth in Section 4.02(a).

“Stock Option Plan” means the Number Holdings, Inc. 2012 Stock Incentive Plan.

“Subject Securities” has the meaning set forth in Section 4.01(a).

“Subsidiary Board” has the meaning set forth in Section 4.06(c).

“Tag-Along Notice” has the meaning set forth in Section 4.02(a).

“Tag-Along Offered Shares” has the meaning set forth in Section 4.02(a)(i).

“Tag-Along Right” has the meaning set forth in Section 4.02(a)(v).

“Tag-Along Sale” has the meaning set forth in Section 4.02(a).

“Tag-Along Stockholder” means a Stockholder that elects to participate in a Tag-Along Sale pursuant to Section 4.02 hereof.

“Take-Down Notice” has the meaning set forth in Section 5.01(d).

“Third Party” has the meaning set forth in Section 4.03(a).

“Transfer” means the direct or indirect offer, sale, lease, donation, assignment (as collateral or otherwise), mortgage, pledge, grant, hypothecation, encumbrance, gift, bequest or transfer or disposition of any interest (legal or beneficial) in any security (including the transfer of any Person that owns such security or transfer by reorganization, merger, sale of substantially all of the assets or by operation of law).

“Transferee” means any Person to whom Securities are Transferred.

SECTION 1.02.    Rules of Construction.  Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”  References to numbered or letter articles, sections and subsections refer to articles, sections and subsections, respectively, of this Agreement unless expressly stated otherwise.  All references to this Agreement include, whether or not expressly referenced, the exhibits and schedules attached hereto.  References to a Section, paragraph, Exhibit or Schedule, such reference shall be to a Section or paragraph of, or Exhibit or Schedule to, this Agreement unless otherwise indicated.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” when used in this Agreement is not exclusive.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Unless otherwise expressly indicated, any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.  In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Each of the parties hereby severally represents and warrants to each of the other parties as follows:

(a)           Authority; Enforceability.  Such party (i) has the legal capacity or organizational power and authority to execute, deliver and perform its obligations under this Agreement and (ii) (in the case of parties that are not natural persons) is duly organized and validly existing and in good standing (in jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of organization.  This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

(b)           Consent.  No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those that have been made or obtained on or prior to the Effective Date, in connection with (i) the execution or delivery of this Agreement or (ii) the consummation of any of the transactions contemplated hereby.  To the extent the Stockholder is a natural person and is married and is a resident of a state governed by community property laws or similar laws relating to marital property, such Stockholder has delivered a Spousal Consent executed by his or her spouse.

(c)           No Other Agreements.  If such party is a Stockholder, except for the agreements among the Stockholders set forth herein (including Schedule B hereto) or contemplated hereby, as of the date such party became a party hereto, (i) there are no other binding agreements between or among such party, in its capacity as a Stockholder, and any of the other Stockholders, in each case solely in their capacity as such, with respect to the matters set forth herein, including with respect to the acquisition or disposition of shares of Common Stock or any interest therein or the voting of shares of Common Stock, and (ii) such party has no intent with any other Person to enter into any such binding agreements.

ARTICLE III.

SHARE TRANSFERS

SECTION 3.01.    Restrictions on Transfer.

(a)           No Stockholder shall (or shall permit any of its Permitted Transferees to) Transfer any Securities or any right, title or interest therein or thereto, (i) prior to the third anniversary of the Effective Date, to any Person and (ii) thereafter, to any Person that (or that has an Affiliate that) is primarily engaged (or has a material line of business that is engaged) in the business of retailing grocery or consumer goods (as reasonably determined in good faith by the Board), other than:

(1)           a Transfer to the Company or any of its subsidiaries,

(2)           with the prior written consent of each Major Stockholder,

(3)           as a Tag-Along Stockholder in accordance with the provisions of Section 4.02, or

(4)           an Excluded Transfer,

in each case, subject to compliance with Section 3.01(b), 3.03, 3.04, and, to the extent applicable,

4.01 and 4.02.

(b)           No Minority Stockholder shall (or shall permit any of its Affiliates or Permitted Transferees to) Transfer any Securities or any right, title or interest therein or thereto to a Person that (or that has an Affiliate that) is engaged in the business of buying or selling securities or indebtedness of distressed, insolvent or bankrupt companies (as reasonably determined by the Board).

SECTION 3.02.    Restrictive Legend.  Each certificate representing shares of Common Stock held by a Stockholder will bear a legend in substantially the following form (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement):

“The securities represented by represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended (the “Act”), or applicable state securities laws and may not be offered, pledged, sold, assigned or otherwise transferred (“Transfer”) except pursuant to (i) an effective registration statement under the Act and applicable state securities laws or (ii) an applicable exemption from registration thereunder.

The securities represented by this certificate are also subject to the terms and conditions of the Stockholders Agreement, dated as of January 13, 2012, as it may be amended from time to time by and among Number Holdings, Inc. (the “Company”) and certain of its stockholders (the “Stockholders Agreement”).  The Stockholders Agreement contains, among other things, (1) significant restrictions on the transfer of the securities of the Company and (2) certain rights of first offer, tag-along and drag-along rights and restrictions applicable to the securities.  A copy of the Stockholders Agreement is available upon request from the Company.”

SECTION 3.03.    Securities Laws.  No Stockholder shall Transfer any Securities or any right, title or interest therein or thereto unless and until:

(a)           there is in effect a registration statement under the 1933 Act covering such proposed Transfer and such Transfer is made in accordance with such registration statement; or

(b)           such Stockholder shall have (i) notified the Company of the proposed Transfer, (ii) furnished the Company with a reasonable description of the circumstances surrounding the proposed Transfer and (iii) if reasonably requested by the Company’s counsel, furnished the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company, that such Transfer shall not require registration of such shares under the 1933 Act.

SECTION 3.04.    Concurrent Transfers of Class A Common Stock and Class B Common Stock.  Except (a) with the written consent of each of the Major Stockholders and (b) Transfers pursuant to Section 4.09, (i) each Transfer of shares of Class A Common Stock by any Stockholder to any Transferee shall be made simultaneously with a Transfer of an identical number of shares of Class B Common Stock to such Transferee; provided that in lieu of the

Transfer of shares of Class B Common Stock, CPPIB may Transfer the Excess Class B Call Right with respect to an identical number of shares of Class B Common Stock and (ii) each Transfer of shares of Class B Common Stock by any Stockholder to any Transferee shall be made simultaneously with a Transfer of an identical number of shares of Class A Common Stock to such Transferee.  Notwithstanding the foregoing, no Transfer to the Company or any of its subsidiaries shall be permitted hereunder if such Transfer would reasonably be expected to result in (i) CPPIB violating the 30% Rule as it relates to CPPIB’s investment in the Company and its subsidiaries or (ii) CPPIB, as of any time of determination, holding more than 30% of the Class B Common Stock; provided that CPPIB shall take such actions as may reasonably be requested by the Company or the Transferring Stockholder to facilitate such Transfer (including in connection with the exercise of the Put Right), including by Transferring additional shares of Class B Common Stock to Ares or its designees as Excess Class B Stock.

SECTION 3.05.    Improper Transfer.  Any attempt to Transfer any Securities in violation of the terms of this Agreement shall be null and void ab initio and no right, title or interest therein or thereto shall be Transferred to the purported Transferee.  The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such attempted Transfer on its records.

ARTICLE IV.

RIGHTS OF CERTAIN STOCKHOLDERS

SECTION 4.01.    Rights of First Offer.

(a)           Without limiting Section 3.01(a), if any Stockholder proposes to Transfer all or any portion of its shares of Common Stock (the “Subject Securities”), other than (i) pursuant to an Excluded Transfer or (ii) as a Tag-Along Stockholder pursuant to Section 4.02, such Stockholder (the “Offeror”) shall first give written notice (the “Offer Notice”) of such proposed Transfer to the Company and to the Major Stockholders (the “Offerees”), that sets forth (i) the number and type of Subject Securities, (ii) the cash amount per share that such holder proposes be paid for the Subject Securities (the “Sale Price”), (iii) the material terms of such proposed Transfer and (iv) if applicable, the identity of the proposed Transferee.  The Offer Notice shall constitute an irrevocable offer by the Offeror to sell to the Company the Subject Securities at the Sale Price on the terms set forth in the Offer Notice.

(b)           The Company shall have 15 days after delivery of the Offer Notice to notify the Offeror and the Major Stockholders that it accepts such offer in accordance with a determination made by a majority of the directors (excluding (i) if Ares or any of its Permitted Transferees is the Offeror, the Ares Directors, (ii) if CPPIB or any of its Permitted Transferees is the Offeror, the CPPIB Directors or (iii) if any of the Rollover Stockholders is the Offeror, the Rollover Directors) on the Board as to all or any portion of the Subject Securities for the Sale Price and on the terms set forth in the Offer Notice.

(c)           If the Company accepts such offer with respect to all of the Subject Securities, the closing of the purchase of such Subject Securities shall take place at the principal office of the Company at 10:00 a.m. on the 30th calendar day (unless such day is not a Business

Day, in which case it will occur on the next Business Day) after the date on which the Offer Notice was delivered unless the parties agree on a different place or time, subject to the satisfaction of any Conditions, in which case, such closing shall be delayed pending satisfaction of such Conditions.  Subject to Section 4.01(g) below, if the Company accepts such offer with respect to less than all of the Subject Securities, the closing with respect to the Subject Securities to be purchased shall take place pursuant to the provisions of Section 4.01(f) below.

(d)           If the Company does not accept the offer as to all of the Subject Securities as provided by Section 4.01(b) above, then the Offeror shall promptly thereafter, but in any event within three Business Days, give a second written notice (the “Second Offer Notice”), which shall constitute an irrevocable offer by the Offeror to sell to the Major Stockholders all, but not less than all, of the Subject Securities the Company has not elected to purchase under Section 4.01(b), at the Sale Price and on the terms set forth in the Offer Notice.

(e)           Each Major Stockholder shall have 15 days after delivery of the Second Offer Notice to notify the Offeror and the other Major Stockholder that it accepts such offer as to all or any portion of the Subject Securities offered to the Major Stockholders for the Sale Price and on the terms set forth in the Offer Notice.  If more than one Major Stockholder accepts such offer, and the maximum number of Subject Securities specified in the notices delivered by the Major Stockholders exceed, in the aggregate, the number of Subject Securities subject to such offer, the Subject Securities shall be allocated to each Major Stockholder as follows: (i) first, there shall be allocated to each Major Stockholder the lesser of (A) the number of Subject Securities that such Major Stockholder elected to purchase in the notice delivered by such Major Stockholder and (B) the number of Subject Securities equal to such Major Stockholder’s Pro Rata Portion of the Subject Securities, calculated as of the date of the Offer Notice, and (ii) second, the balance of Subject Securities, if any, not allocated under clause (i) above shall be allocated to the Major Stockholder who elected to purchase a number of Subject Securities greater than such Major Stockholder’s Pro Rata Portion of the Subject Securities, calculated as of the date of the Offer Notice.

(f)            Subject to Section 4.01(g), if one or more Major Stockholders accept such offer, the closing of the purchase of such Subject Securities, together with the closing of the purchase of any Subject Securities by the Company, if applicable, shall take place at the principal office of the Company at 10:00 a.m. on the 30th calendar day (unless such day is not a Business Day, in which case it will occur on the next Business Day) after the date on which the Second Offer Notice was delivered unless the parties agree on a different place or time, subject to the satisfaction of any Conditions, in which case, such closing shall be delayed pending satisfaction of all Conditions.

(g)           Notwithstanding the foregoing, an Offeror shall not be required to sell any Subject Securities pursuant to this Section 4.01 unless the Offerees have agreed to purchase all of the Subject Securities specified in the Offer Notice.  If the Offerees have not collectively elected to purchase all of the Subject Securities prior to the date that is 15 days after the date the Offeror has delivered the Second Offer Notice, the Offeror shall have the right, subject to Section 3.01(b), 3.03, 3.04 and 4.02, to sell all but not less than all of the Subject Securities for a period of 120 days (which period may be extended to 180 days to satisfy any Conditions) (the “Sale Period”) at a price per share no less than the Sale Price and on terms not materially more favorable to the transferees thereof (including with respect to the representations, warranties and indemnities being given by the Offeror) than offered in the Offer Notice.  Upon consummation of the purchase and sale of such Subject Securities, the purchaser of such Subject Securities shall execute a Joinder Agreement and such Subject Securities shall continue to be subject to the provisions of this Agreement.  If the Offeror does not Transfer the Subject Securities before the end of the Sale Period, such Offeror may not sell any Subject Securities without repeating the foregoing procedures.

(h)           If the Company has accepted the offer as to all or any portion of the Subject Securities, then, contingent on the consummation of such sale to the Company, CPPIB shall take such actions as may reasonably be requested by the Company or the Offeror to facilitate such sale, including Transferring additional shares of Class B Common Stock to Ares or its designees to be owned by Ares or its designees as Excess Class B Stock.

SECTION 4.02.    Tag-Along Rights.

(a)           Except (1) Transfers for which a Right of First Offer has been exercised and (2) Excluded Transfers, if a Stockholder (the “Stockholder Transferor”) proposes to Transfer (a “Tag-Along Sale”) any shares of Common Stock to any Person (the “Purchaser”), the Stockholder Transferor shall give written notice (a “Tag-Along Notice”) of such proposed Transfer to the other Stockholders at least 15 days prior to the consummation of such proposed Tag-Along Sale setting forth:

(i)            the total number and class of shares of Common Stock proposed to be Transferred (the “Tag-Along Offered Shares”) and the purchase price per share of each class of Common Stock,

(ii)           the identity of the Purchaser;

(iii)          any other material terms and conditions of the proposed Transfer;

(iv)          the expected date of the proposed Transfer; and

(v)           an undertaking that each such Stockholder shall have the right (the “Tag-Along Right”) to elect to sell up to its Pro Rata Portion of such Tag-Along Offered Shares in accordance with the procedures set forth in Section 4.02(b).

(b)           Upon delivery of a Tag-Along Notice, each Stockholder (other than the Stockholder Transferor) shall have the right, but not the obligation, to sell up to its Pro Rata Portion of the Tag-Along Offered Shares at the same price per share, for the same form of consideration and pursuant to the same terms and conditions as set forth in the Tag-Along Notice.  If a Stockholder (other than the Stockholder Transferor) wishes to participate in the Tag-Along Sale, it shall provide written notice to the Stockholder Transferor no later than 10 days after the date of the Tag-Along Notice.  Such notice shall (i) set forth the number of shares of Common Stock that such Stockholder elects to include in the Tag-Along Sale, which number shall not exceed its Pro Rata Portion of the Tag-Along Offered Shares, and (ii) constitute such Stockholder’s binding agreement to sell such shares of Common Stock in the Tag-Along Sale on the terms and conditions applicable to the Tag-Along Sale.  The Stockholder Transferor shall not consummate the Tag-Along Sale unless the Purchaser purchases all of the shares of Common Stock requested to be included in the Tag-Along Sale by the Tag-Along Stockholders at the same time as the Purchaser acquires the shares being transferred to the Stockholder Transferor and on the same terms and conditions applicable to the Stockholder Transferor.

(c)           If requested by the Stockholder Transferor, each Tag-Along Stockholder shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Stockholder Transferor makes or provides in connection with the Tag-Along Sale; provided that no Tag-Along Stockholder shall be required to make any representations and warranties in connection with such sale that (i) are not being made by each other Tag-Along Stockholder or (ii) relate to the Stockholder Transferor or any other Tag-Along Stockholder.  No Tag-Along Stockholder shall be (i) liable in respect of any indemnification provided in connection with a Tag-Along Sale (1) in the case of a breach by such Tag-Along Stockholder of any of its representations, warranties, covenants or agreements, in excess of the consideration to be received by such Tag-Along Stockholder in such Tag-Along Sale and, in all other cases, in excess of such Tag-Along Stockholder’s pro rata share of such indemnification obligation (based on proceeds to be received), (2) for the breach of any representations or warranties made by any other Stockholder and (3) other than on a several (and not a joint and several) basis with the other Stockholders or (ii) required to participate in any hold-back, escrow, contingent consideration or other similar items relating to such Tag-Along Sale in excess of such Tag-Along Stockholder’s pro rata participation in the Tag-Along Sale (based on proceeds to be received).  If a Tag-Along Sale is consummated, each Tag-Along Stockholder shall pay its pro rata share of the reasonable costs incurred by the Stockholder Transferor relating to the Tag-Along Sale (including reasonable legal fees and expenses) to the extent not paid or reimbursed by the Company or the Purchaser.

(d)           Each Tag-Along Stockholder shall (i) deliver at the closing of the Tag-Along Sale certificates evidencing the shares of Common Stock to be sold by such Stockholder in the Tag-Along Sale, duly endorsed in blank or accompanied by written instruments of transfer in form and substance reasonably satisfactory to the Stockholder Transferor, and (ii) execute such other documents as the Stockholder Transferor may reasonably request to consummate the Tag-Along Sale at the time specified by the Stockholder Transferor.

(e)           The Stockholder Transferor shall have the right for a period of 120 days (which period may be extended to 180 days to satisfy any Conditions) after the expiration of the 10-day period referred to in Section 4.02(b) to Transfer the shares of Common Stock subject to the Tag-Along Notice (not otherwise sold by the other Stockholders) to the Purchaser at a price not greater than the price contained in, and otherwise on terms and conditions not materially more favorable to the Stockholder Transferor (including with respect to representations, warranties and indemnities) than those set forth in, the Tag-Along Notice.  After the end of the 120-day period referred to in this Section 4.02(d), the Stockholder Transferor will not effect a Transfer of any shares of Common Stock that are the subject of the Tag-Along Notice without repeating the foregoing procedures.

(f)            If any shares of Common Stock are Transferred pursuant to this Section 4.02 to any Person that is not a party to this Agreement, such Person shall execute a Joinder

Agreement as a condition to the purchase of such shares and such shares shall continue to be subject to the provisions of this Agreement.

(g)           Except as expressly provided in this Section 4.02, the Stockholder Transferor shall have no obligation to any Stockholder with respect to the sale of any shares of Common Stock owned by such Stockholder in connection with the Tag-Along Sale or as a result of any decision by the Stockholder Transferor to accept or consummate, or not to accept or consummate, any Tag-Along Sale (it being understood that any and all such decisions shall be made by the Stockholder Transferor in its sole discretion).

(h)           Notwithstanding the foregoing, a Stockholder may Transfer in the aggregate up to 5% (or, in the case of The Gold Revocable Trust, dated October 26, 2005, up to 9.99%) of the number of shares of each class of Common Stock owned by such Stockholder on the Effective Date (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event) to any Person without having to comply with the provisions of this Section 4.02.

SECTION 4.03.    Drag-Along Rights.

(a)           For so long as Ares and its Permitted Transferees, in the aggregate, continue to beneficially own (x) at least 50% of the number of shares of Class A Common Stock beneficially owned by Ares on the Effective Date (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event) or (y) more of the outstanding shares of Class A Common Stock than each of (1) CPPIB and its Permitted Transferees and (2) the Rollover Stockholders, Ares may propose, in any transaction or series of related transactions, directly or indirectly, to (i) Transfer to one or more Persons other than any of its Affiliates (each, a “Third Party”) at least 75% of the shares of each class of Common Stock then owned by Ares (excluding any Excess Class B Stock) or (ii) cause the Company or any of its subsidiaries to sell all or substantially all of the assets of the Company and its consolidated subsidiaries to one or more Third Parties, in each case, whether by merger, consolidation, business combination, stock purchase, asset purchase or otherwise (a “Drag-Along Sale”), and Ares shall have the right, but not the obligation, to require each Stockholder to:

(i)            sell (x) in the case of each Major Stockholder, a proportionate number of its shares of each class of Common Stock (including by requiring CPPIB to cause the Transfer of the Excess Class B Stock or the Excess Class B Call Right), (y) for so long as the Rollover Stockholders, in the aggregate, continue to own at least 25% of the number of shares of Common Stock owned by the Rollover Stockholders on the Effective Date (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event), in the case of each Rollover Stockholder, a proportionate number of its shares of each class of Common Stock, and (z) in all other instances, all of its shares of Common Stock, in each case, at the same price per share, for the same form of consideration, at the same time and on the same financial terms and conditions as Ares, provided that at least 75% of the value of the consideration to be received by each Stockholder is cash or Marketable Securities as determined in good faith by the Board;

(ii)           vote, or execute a written consent with respect to, all of their Common Stock in favor of the transactions constituting such Drag-Along Sale;

(iii)          waive any appraisal or dissenters’ or similar rights with respect to such Drag-Along Sale; and

(iv)          otherwise participate in such Drag-Along Sale to the extent reasonably requested by Ares;

provided that (1) on or prior to the seventh anniversary of the Effective Date, neither Major Stockholder will be required to participate in any such Drag-Along Sale without its consent, unless the aggregate gross proceeds to be received by such Person for its Class A Common Stock on per share basis is at least (A) $2,000 less (B) the amount of all distributions made with respect to a share of Class A Common Stock from the Effective Date through the date of such Drag-Along Sale (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event) and (2) after the seventh anniversary of the Effective Date, neither Major Stockholder will be required to participate in any such Drag-Along Sale without its consent, unless the aggregate gross proceeds to be received by such Person for its Class A Common Stock on a per share basis is at least (A) $1,000 less (B) the amount of all distributions made with respect to a share of Class A Common Stock from the Effective Date through the date of such Drag-Along Sale (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event).

(b)           Each Stockholder affirms that its agreement to vote for the approval of the transaction constituting the Drag-Along Sale under this Section 4.03 is given as a condition of this Agreement and as such is coupled with an interest and is irrevocable. This voting agreement shall remain in full force and effect throughout the time that this Section 4.03 is in effect.

(c)           Ares shall, promptly upon determining the terms of the Drag-Along Sale but in any event not less than 15 days prior to the consummation of such proposed Drag-Along Sale, deliver to the other Stockholders written notice specifying the material terms of the Drag-Along Sale (including (i) the identity of the purchaser to which the Drag-Along Sale is proposed to be made, (ii) the price per share to be paid for each class of Common Stock and the total number of shares of Common Stock to be Transferred and (iii) the expected closing date of the proposed Drag-Along Sale) (the “Drag-Along Notice”); provided that, for so long as the Rollover Stockholders, in the aggregate, continue to own at least 25% of the number of shares of Class A Common Stock owned by the Rollover Stockholders on the Effective Date (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event), at least 30 calendar days prior to sending such Drag-Along Notice, Ares shall give the Rollover Stockholders a preliminary, non-binding notice that it is considering sending a Drag-Along Notice.

(d)           If requested by Ares, each Stockholder shall make or provide the same representations, warranties, covenants, indemnities and agreements that Ares makes or provides in connection with the Drag-Along Sale; provided that no Stockholder participating in such transaction shall be (i) required to make any representations and warranties other than representations and warranties as to itself with respect to good standing, due authorization, due execution enforceability, lack of conflicts, title to shares of Common Stock such Stockholder is required to sell in the Drag-Along Sale, no broker’s fees and investment qualifications, (ii) liable in respect of any indemnification provided in connection with a Drag-Along Sale (A) in the case of a breach by such Stockholder of any of its representations, warranties, covenants or agreements, in excess of the consideration to be received by such Stockholder in such Drag-Along Sale and, in all other cases (including with respect to a breach by the Company of any of its representations, warranties, covenants or agreements), in excess of such Stockholder’s pro rata share of such indemnification obligation (based on proceeds to be received), (B) for the breach of any representations or warranties made by Ares or any other Stockholder and (C) other than on a several (and not a joint and several) basis with the other Stockholders, (iii) required to participate in any hold-back, escrow, contingent consideration or other similar items relating to such Drag-Along Sale in excess of such Stockholder’s pro rata participation in the Drag-Along Sale (based on proceeds to be received) and (iv) required to agree to, or be deemed to have agreed to, any non-compete, non-solicitation and other similar restrictions, in each case, without such Stockholder’s prior written consent.  If a Drag-Along Sale is consummated, each Stockholder shall pay its pro rata share of the reasonable costs incurred by Ares relating to the Drag-Along Sale (including reasonable legal fees and expenses) to the extent not paid or reimbursed by the Company or the Third Party.

(e)           Each of the Stockholders shall (i) deliver at the closing of the Drag-Along Sale certificates evidencing the shares of Common Stock to be sold by such Stockholder in the Drag-Along Sale, duly endorsed in blank or accompanied by written instruments of transfer in form and substance reasonably satisfactory to Ares, and (ii) execute such other documents as Ares may reasonably request to consummate the Drag-Along Sale at the time specified by Ares.

(f)            Ares shall have the right for a period of 120 days (which period may be extended to 180 days to satisfy any Conditions) after the delivery of the Drag-Along Notice to consummate the Drag-Along Sale.  After the end of the 120-day period, Ares will not effect a Drag-Along Sale without repeating the foregoing procedures.

(g)           Except as expressly provided in this Section 4.03, Ares shall have no obligation to any Stockholder with respect to the sale of any shares of Common Stock owned by such Stockholder in connection with the Drag-Along Sale.  Notwithstanding anything herein to the contrary, Ares shall have no obligation to any other Stockholder as a result of any decision by Ares to accept or consummate, or not to accept or consummate, any Drag-Along Sale (it being understood that any and all such decisions shall be made by Ares in its sole discretion).

SECTION 4.04.           Information; Confidentiality.

(a)                                 The Company shall deliver to each Major Stockholder and, for so long as the Rollover Stockholders, in the aggregate, continue to own at least 25% of the number of shares of Common Stock owned by the Rollover Stockholders on the Effective Date (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event), each Rollover Stockholder:

(i)                                     as soon as available after the end of each fiscal quarter (but in no event later than the earlier of the date delivered under the Senior Credit Facility and 45 days after the end of each fiscal quarter), copies of:

(1)                                 unaudited consolidated balance sheets of the Company and its subsidiaries as at the end of such quarter, and

(2)                                 unaudited consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries, for such quarter and for the portion of such fiscal year and the prior fiscal year ending with such quarter, in each case prepared in accordance with GAAP applicable to periodic financial statements generally, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments; and

(ii)                                  as soon as available after the end of each fiscal year of the Company (but in no event later than the earlier of the date delivered under the Senior Credit Facility and 90 days after the end of each fiscal year), copies of:

(1)                                 audited consolidated balance sheets of the Company and its subsidiaries as at the end of such year, and

(2)                                 audited consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries for such year,

in each case, prepared in accordance with GAAP, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Persons being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP.

(b)                                 The Company shall timely notify CPPIB of any (i) decrease in the number of outstanding shares of Class B Common Stock or (ii) change in the voting rights relating to any class of Common Stock.  The Company agrees to reasonably cooperate with CPPIB to the extent reasonably requested by CPPIB to ensure CPPIB’s compliance at all times with the 30% Rule as it relates to CPPIB’s investment in the Company and its subsidiaries; provided that such cooperation does not reduce or otherwise adversely affect, other than in a de minimis respect, any other Stockholder’s economic interest in the Company or otherwise adversely affect, other than in a de minimis respect, any other Stockholder.

(c)                                  Each Stockholder agrees, and will require each of its directors, officers, employees, agents and representatives to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel, financial advisors, accountants, tax return preparers and estate planning advisors) any information provided to or learned by such party in connection with its investment in the Company or such Stockholder’s rights under this Agreement.  Notwithstanding the foregoing, each Stockholder may disclose any confidential information (i) that, based on an opinion of such Stockholder’s legal counsel, is required by law, regulation or applicable rules to be disclosed, but only after providing the Company, to the extent practicable and legally permissible, with prior written notice and (at the Company’s sole expense) an opportunity to limit or eliminate such disclosure, (ii) that, based on an opinion of such Stockholder’s legal counsel, is necessary to be disclosed in the context of litigation involving such Stockholder, but only after providing the Company, to the extent practicable and legally permissible, with prior written notice and (at the Company’s sole expense) an opportunity to limit or eliminate such disclosure or (iii) with respect to a Stockholder that is an investment fund, to such Stockholder’s Related Persons.  Prior to disclosure of any confidential information in accordance with the preceding sentence, such Stockholder shall obtain reasonable assurances from the party or parties to whom such confidential information is disclosed that such party or parties will afford such information confidential treatment.

SECTION 4.05.           Preemptive Rights.

(a)                                 Subject to the terms and conditions of this Section 4.05 and applicable securities laws, if the Company or any subsidiary of the Company proposes to issue or sell any shares of its Capital Stock (“Additional Stock”) pursuant to an Eligible Offering, the Company shall deliver a written notice thereof (a “Preemptive Notice”) to each Stockholder that is an accredited investor within the meaning of Regulation D under the 1933 Act at least 15 days prior to the consummation of such Eligible Offering.  The Preemptive Notice shall:

(i)                                     state the number, class and type of such Additional Stock to be offered;

(ii)                                  state the price and terms upon which it proposes to offer such Additional Stock; and

(iii)                               contain an offer to sell to such Stockholder at the same price, for the same form of consideration to be paid by purchasers in the Eligible Offering and otherwise on the same terms and conditions, such Stockholder’s Pro Rata Portion of the Additional Stock.

(b)                                 For a period of 10 days following the delivery of such Preemptive Notice, each such Stockholder shall be entitled, by written notice to the Company, to irrevocably elect to purchase all or part of the securities described therein.

(c)                                  Notwithstanding anything to the contrary contained herein, if in connection with an Eligible Offering the Board (i) pursuant to a Required Approval, determines that compliance with the procedures set forth in Sections 4.05(a) and (b) would be detrimental to the Company and its subsidiaries, taken as a whole or (ii) determines in good faith that (x) it is necessary, desirable or appropriate to issue or sell Additional Stock to (A) satisfy a liquidity shortfall (as a result of insufficient working capital) or (B) avoid a default under any contract to which the Company or any of its subsidiaries is a party, and (y) compliance with the procedures set forth in Sections 4.05(a) and (b) would not be practicable or advisable, the Company may issue or sell all or a portion of the Additional Stock to purchasers in the Eligible Offering (the “Proposed Purchasers”) without complying with the provisions of this Section 4.05, if prior to such issuance or sale, either (1) the Proposed Purchasers agree to offer shares of Additional Stock at the same price, for the same consideration as issued or sold to the Proposed Purchasers and otherwise on the same terms and conditions in a manner that provides such Stockholder with the opportunity to purchase their Pro Rata Portion of such Additional Stock in a manner substantially similar to that set forth in Section 4.05(b) (subject to the timing set forth in this Section 4.05) or (2) the Company agrees to effect such other series of transactions that would allow such Stockholder to be in the same position (economic and otherwise) as if such Stockholder had the opportunity to purchase such Additional Stock pursuant to the Preemptive Notice, in each case, within 30 days after the closing of the issuance or sale of the Additional Stock to the Proposed Purchasers.

(d)                                 Each Major Stockholder shall be entitled to purchase its Pro Rata Portion of any debt securities or other indebtedness to be issued, sold or incurred by the Company or any of its subsidiaries to the other Major Stockholder, pursuant to procedures substantially identical to those set forth in clauses (a) and (b) of this Section 4.05.

(e)                                  The Stockholders shall in respect of any issuance of securities required to be issued pursuant to, and that are issued in accordance with, this Section 4.05 take all such actions required to amend the certificate of incorporation of the Company to provide for such increases in the authorized Capital Stock of the Company as may be necessary to permit such issuance.  The Company shall comply with any applicable securities laws before issuing any securities pursuant to this Section 4.05 and shall not be in violation of the provisions hereof by reason of such compliance.

SECTION 4.06.           Board of Directors and Board Veto Rights.

(a)                                 Board of Directors.  At each annual or special stockholders meeting called for the election of directors, and whenever the stockholders of the Company act by written consent with respect to the election of directors, each Stockholder shall vote or otherwise give such Stockholder’s consent in respect of all shares of the Capital Stock of the Company (whether now owned or hereafter acquired) owned by such Stockholder, and take all other appropriate action, and the Company shall take all necessary and desirable actions, to cause:

(i)                                     the Bylaws of the Company to provide that the authorized number of directors on the Board shall be 11 (provided that, if each of the Major Stockholders consent, the Bylaws may be amended to provide that the authorized number of directors on the Board may be greater or less than 11, so long as, in the case of any such increase (other than an increase pursuant to Section 4.06(a)(iv)(3)), the Rollover Stockholders

representation on the board (determined by the number of Rollover Directors then entitled to be on the Board) at the time of such amendment is proportionately increased);

(ii)                                  the election to the Board of:

(1)                                 four directors designated by Ares (the “Ares Directors”) (of which one such director will serve as the Chairman of the Board), for so long as Ares is a Major Stockholder;

(2)                                 two directors designated by CPPIB (the “CPPIB Directors”) for so long as CPPIB is a Major Stockholder;

(3)                                 two independent directors designated by Ares (for so long as Ares is a Major Stockholder), which directors shall be approved by CPPIB (for so long as CPPIB is a Major Stockholder), such approval not to be unreasonably withheld, conditioned or delayed (the “Independent Directors”);

(4)                                 the then current chief executive officer of the Company (the “CEO Director”), which person shall initially be Eric Schiffer;

(5)                                 Jeff Gold, for so long as he holds the position of President and Chief Operating Officer of the Company;

(6)                                 Howard Gold, for so long as he holds the position of Executive Vice President of the Company; and

(7)                                 If none of Jeff Gold, Howard Gold or Eric Schiffer is a member of the Board, so long as the Rollover Stockholders, in the aggregate, continue to own at least 50% of the number of shares of Common Stock owned by the Rollover Stockholders on the Effective Date (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event), one director designated by holders of a majority of the shares of Common Stock then owned by the Rollover Stockholders (the “Non-Executive Rollover Director”);

each such person shall hold office (subject to their earlier removal in accordance with clause (iii) below, the Bylaws of the Company and applicable law) until their respective successors shall have been elected and shall have qualified;

(iii)                               the removal from the Board of any director elected in accordance with clause (ii) above, with or without cause:

(1)                                 in the case of any Ares Director or any Independent Director, for so long as Ares is a Major Stockholder only upon the written request of Ares; provided that the removal of any Independent Director must be approved by CPPIB (for so long as CPPIB is a Major

Stockholder), such approval not to be unreasonably withheld, conditioned, or delayed;

(2)                                 in the case of any CPPIB Director, for so long as CPPIB is a Major Stockholder only upon the written request of CPPIB;

(3)                                 in the case of the CEO Director, upon the termination of such Person’s service (whether voluntary or involuntary) as the chief executive officer of the Company;

(4)                                 in the case of Jeff Gold, upon the termination of his service (whether voluntary or involuntary) as President or Chief Operating Officer of the Company;

(5)                                 in the case of Howard Gold, upon the termination of his service (whether voluntary or involuntary) as Executive Vice President; and

(6)                                 in the case of the Non-Executive Rollover Director, for so long as the Rollover Stockholders, in the aggregate, continue to own at least 50% of the number of shares of Common Stock owned by the Rollover Stockholders on the Effective Date (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event), only upon the written request of a majority of the shares of Common Stock then owned by the Rollover Stockholders;

(iv)                              upon any vacancy in the Board as a result of any individual designated as provided in clause (ii)(1) through (4) and (7) above ceasing to be a member of the Board, whether by resignation or otherwise (other than by removal in accordance with clause (iii) above), the election to the Board as promptly as possible:

(1)                                 in the case of a vacancy of any Ares Director or any Independent Director, an individual designated by Ares; provided that the replacement of any Independent Director must be approved by CPPIB (for so long as CPPIB is a Major Stockholder), such approval not to be unreasonably withheld, conditioned or delayed;

(2)                                 in the case of a vacancy of any CPPIB Director, an individual designated by CPPIB;

(3)                                 in the case of a vacancy of the CEO Director, the then current chief executive officer of the Company (and if upon Eric Schiffer ceasing to be a member of the Board, neither Jeff Gold or Howard Gold is a member of the Board, so long as the Rollover Stockholders, in the aggregate, continue to own at least 50% of the number of shares of Common Stock owned by the Rollover Stockholders on the Effective Date (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event), the election to the Board of an individual designated by holders of a majority of the shares of Common Stock then owned by the Rollover Stockholders, including, if necessary, by increasing the authorized number of directors on the Board); and

(4)                                 in the case of a vacancy of the Non-Executive Rollover Director, an individual designated by holders of a majority of the shares of Common Stock then owned by the Rollover Stockholders; and

(v)                                 upon Jeff Gold or Howard Gold ceasing to be a member of the Board, whether by resignation or otherwise, (x) either (1) the election to the Board of an individual designated by the Board or (2) a corresponding decrease in the authorized number of directors on the Board, or (y) if none of Jeff Gold, Howard Gold or Eric Schiffer is a member of the Board, so long as the Rollover Stockholders, in the aggregate, continue to own at least 50% of the number of shares of Common Stock owned by the Rollover Stockholders on the Effective Date (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event), the election to the Board of an individual designated by holders of a majority of the shares of Common Stock then owned by the Rollover Stockholders.

(b)                                 Proxy for Excess Class B Stock.  To secure the obligation of Ares to vote its shares of Excess Class B Stock in accordance with the provisions of Section 4.06(a), Ares hereby irrevocably appoints CPPIB as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Excess Class B Stock for the election and removal of directors and all such other matters as expressly provided for in Section 4.06(a). CPPIB may exercise the irrevocable proxy granted to it pursuant to this Section 4.06(b) at any time Ares fails to comply with the provisions of Section 4.06(a). The proxy and power of attorney granted by Ares pursuant to this Section 4.06(b) are given to secure the performance of the obligations under this Agreement.  Such proxy and power of attorney are irrevocable until the termination of this Agreement.  Ares shall not incur any liability or obligation to CPPIB or any other Person, directly or indirectly, in connection with, or as a result of, any exercise of the proxy granted to CPPIB.

(c)                                  Committees; Subsidiary Boards.  Subject to applicable law and the rules and regulations of any regulatory or quasi-regulatory body (and, following an Initial Public Offering, the rules of all applicable securities exchanges and listing requirements), each committee formed by the Board shall include at least two Ares Directors, one CPPIB Director and one Rollover Director, in each case, so long as the Stockholders are obligated to appoint an Ares Director, a CPPIB Director and a Rollover Director, respectively, pursuant to Section 4.06(a), unless a majority of the Board (including at least one Ares Director, one CPPIB Director and one Rollover Director, in each case, so long as the Stockholders are obligated to appoint an Ares Director, a CPPIB Director and a Rollover Director, respectively, pursuant to Section 4.06(a)) determines otherwise.  For so long as the Stockholders are obligated to appoint a Rollover Director pursuant to Section 4.06(a), the Company shall not, without a Rollover Approval, appoint, or cause the appointment of, an Ares Director (or any other director, officer, employee or agent of Ares) or a CPPIB Director (or any other director, officer, employee or agent of CPPIB) to the board of directors of any subsidiary of the Company (a “Subsidiary Board”) unless at least a proportionate number of Rollover Directors are given the opportunity to be appointed to such Subsidiary Board (determined by the number of Rollover Directors then on the Board).

(d)                                 Board Observer Rights.

(i)                                     If Ares is no longer entitled to nominate an Ares Director pursuant to Section 4.06(a), for so long as Ares or any of its Related Persons or Permitted Transferees remains a Stockholder, Ares shall have the right to appoint one observer to the Board (the “Ares Observer”).

(ii)                                  If CPPIB is no longer entitled to nominate a CPPIB Director pursuant to Section 4.06(a), for so long as CPPIB or any of its Related Persons or Permitted Transferees remains a Stockholder, CPPIB shall have the right to appoint one observer to the Board (the “CPPIB Observer”).

(iii)                               For so long as David Gold is a consultant of the Company, David Gold shall have the right to serve as an observer to the Board (the “Gold Observer” and, collectively with the Ares Observer and the CPPIB Observer, the “Board Observers”).

The Company shall provide to each Board Observer copies of all documents pertaining to any meeting of the Board that are provided to each member of the Board and shall provide them at the same time as they are provided to such members; provided that the Company shall have the right to withhold any such materials from any Board Observer to the extent the Board determines, in its sole discretion, that such action is (i) necessary or advisable to preserve any evidentiary or attorney-client privilege or (ii) required to avoid a conflict of interest.  Each Board Observer shall have the right to attend each meeting of the Board in the same manner as the members thereof; provided that the Company shall have the right to exclude any Board Observer from any such meeting to the extent the Board determines, in its sole discretion, that such action is (i) necessary or advisable to preserve any evidentiary or attorney-client privilege or (ii) required to avoid a conflict of interest.  The rights of any Board Observer to receive information and attend Board meetings are subject to such Board Observer (i) executing a confidentiality agreement in a form as may be determined by the Company and (ii) abiding by such trading policies as are generally applicable to all directors, officers and employees of the Company, as may be adopted by the Board to ensure compliance with applicable securities laws.  The Board Observers shall not be entitled to receive any compensation from the Company.

(e)                                  Quorum.  Except as set forth below, the presence of a majority of the directors then serving on the Board or any committee of the Board (including, if any such Person is then serving on such committee of the Board, at least one Ares Director, one CPPIB Director and one Rollover Director) shall be required to constitute a quorum of the Board or such committee of the Board.  If a quorum shall not be present at any called meeting of the Board or any committee of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present; provided, that (i) notice for any reconvened meeting shall be given in accordance with the

Bylaws and (ii) the quorum for any reconvened or subsequent meeting shall be the presence of a majority of the directors then serving on the Board or such committee of the Board.

(f)                                   Major Stockholder Veto Rights.  Other than in connection with any action taken pursuant to or in accordance with Section 4.03, 4.08 or Article V, the Company shall not (and shall not permit any of its subsidiaries to) directly or indirectly take (in one or a series of related actions) any of the following actions without the Required Approval:

(i)                                     incur any indebtedness for borrowed money other than (1) indebtedness incurred pursuant to the Senior Credit Facility or any other agreement or instrument in effect as of the Effective Date, (2) trade debt, (3) indebtedness of up to $20 million in the aggregate outstanding at any time, (4) indebtedness between the Company and any of its subsidiaries or between subsidiaries of the Company, (5) any replacement, refinancing or refunding of any of the indebtedness in clauses (2) and (3) and this clause (5); provided that the principal amount of such refinancing or refunding does not exceed the principal amount of the indebtedness refunded or refinanced (plus all accrued interest, and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(ii)                                  issue or sell any Capital Stock of the Company or any of its subsidiaries, other than (1) in connection with a Qualified IPO, (2) pursuant to the Stock Option Plan or any other stock option plan approved by the Board, (3) in the form of a pro rata dividend or other pro rata distribution on shares of any class or series of outstanding Capital Stock, (4) in an amount up to $20 million in the aggregate or (5) pursuant to the exercise of preemptive rights in accordance with the terms of Section 4.05;

(iii)                               sell any assets of the Company or any subsidiary of the Company outside the ordinary course of business in one or a series of related transactions if the fair market value of the assets so sold exceeds $20 million;

(iv)                              declare or pay any dividends on, or make any other distributions in respect of, or redeem, any shares of the Company’s or any of its subsidiaries’ Capital Stock (excluding (1) repurchases of Capital Stock from current or former directors, officers or employees and (2) dividends and distributions to the Company or any of its wholly owned subsidiaries);

(v)                                 transfer or acquire any assets or equity interests in any Person outside the ordinary course of business in one or a series of related transactions if the fair market value of the assets or equity interests so transferred or acquired exceeds $20 million;

(vi)                              amend its charter or bylaws in any manner adverse to any Major Stockholder;

(vii)                           enter into any merger, reorganization or recapitalization of the Company or of any subsidiary, voluntarily commence (or consent to the filing of) any proceeding or liquidate or file any petition seeking relief under Title 11 of the United States Code, or any other federal, state or foreign bankruptcy, insolvency or similar law;

(viii)                        increase or decrease the number of directors that comprise the entire Board;

(ix)                              approve the annual budget of the Company, including the operating and capital plans;

(x)                                 approve any capital expenditures not consistent with the annual budget in excess of $5 million annually;

(xi)                              make any material change in the nature or scope of the Company’s business;

(xii)                           employ new members to, or terminate the employment of existing members of, executive management;

(xiii)                        change the Company’s fiscal year;

(xiv)                       make any material change in the tax or accounting policies of the Company (except as required by law or regulatory or quasi-regulatory bodies);

(xv)                          appoint or remove the Company’s independent auditors;

(xvi)                       form any joint ventures or subsidiaries, other than wholly owned subsidiaries;

(xvii)                    settle any material litigation; or

(xviii)                 enter into any agreement to do any of the foregoing.

(g)                                  Additional Veto Right.  For so long as the Stockholders are required to elect a Rollover Director pursuant to Section 4.06(a), without the Rollover Approval, the Company shall not (and shall not permit any of its subsidiaries to) amend the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries in a manner that is materially adverse to the Rollover Stockholders, in their capacity as stockholders, in a manner directly or indirectly disproportionate to the effect thereof on the other Stockholders.

(h)                                 Transfer of Rights.  No Stockholder may Transfer any of its rights under this Section 4.06 to any Person other than to a Permitted Transferee who executes and delivers to the Company a Joinder Agreement in connection with the Transfer of shares of Common Stock to such Permitted Transferee.

SECTION 4.07.           Affiliate Transactions.  The Company shall not (and shall not permit any of its subsidiaries to) enter into any transaction with Ares, CPPIB, Eric Schiffer, Jeff Gold or Howard Gold or any of their respective Affiliates or Permitted Transferees (determined, for purposes of this Section 4.07, without regard to the proviso at the end of the definition thereof), without the approval of a majority of the disinterested directors (including, in the case of any transaction with Ares, CPPIB or any of their respective Affiliates or Permitted Transferees, at least one Rollover Director), other than

(a)                                 pursuant to any agreements entered into on or prior to the Effective Date and disclosed in, or incorporated by reference to, the definitive proxy statement of 99 Cents, filed with the U.S. Securities and Exchange Commission on December 12, 2011, or set forth on Schedule B hereto, but not any amendments, restatements, supplements or waivers to such agreements entered into without the approval of a majority of the disinterested directors (including, in the case of any agreements with Ares, CPPIB or any of their respective Affiliates or Permitted Transferees, at least one Rollover Director),

(b)                                 transactions pursuant to, or expressly provided for under, this Agreement,

(c)                                  transactions under the Management Agreements,

(d)                                 the payment of reasonable and customary fees and reimbursement of reasonable expenses paid to, and indemnity provided on behalf of, directors, officers or employees of the Company or any of its subsidiaries,

(e)                                  arm’s length transactions with portfolio companies of Ares, CPPIB and their respective Affiliates and Permitted Transferees in the ordinary course of business,

(f)                                   transactions that (i) are on terms that are not less favorable in any material respect to the Company or any of its subsidiaries, as applicable, than those that could have been obtained in a comparable transaction with a third party on an arm’s length basis and (ii) involve aggregate consideration of less than $5 million,

(g)                                  the issuance or sale by the Company or any of its subsidiaries of any Capital Stock pursuant to an Eligible Offering made in accordance with Section 4.05 or the incurrence of indebtedness (including pursuant to the issuance of debt securities) if the Rollover Stockholders are given the opportunity to purchase their Pro Rata Portion of such indebtedness after compliance with notice and election periods and other procedures substantially similar to those set forth in Section 4.05, or

(h)                                 compliance with the terms of any debt or equity securities or other indebtedness of the Company or any of its subsidiaries purchased from any Person other than the Company or any of its subsidiaries.

SECTION 4.08.           Qualified IPO.

(a)                                 For so long as Ares and its Permitted Transferees, in the aggregate, continue to beneficially own at least 50% of the number of shares of Class A Common Stock beneficially owned by Ares on the Effective Date (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event), Ares may cause the Company to consummate a Qualified IPO; provided that so long as CPPIB and its Permitted Transferees, in the aggregate, continue to beneficially own at least 50% of the number of shares of Class A Common Stock beneficially owned by CPPIB on the Effective Date (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event), CPPIB shall have the right to participate with Ares in the selection of managing underwriters for such offering.

(b)                                 After the sixth year anniversary of this Agreement, either Major Stockholder (the “Initiating Stockholder”) may cause the Company to consummate a Qualified IPO; provided that so long as the other Major Stockholder and its Permitted Transferees, in the aggregate, continue to beneficially own at least 50% of the number of shares of Class A Common Stock beneficially owned by such other Major Stockholder on the Effective Date (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event), such other Major Stockholder shall have the right to participate with the Initiating Stockholder in the selection of managing underwriters for such offering.

(c)                                  Following any demand to cause the Company to consummate a Qualified IPO pursuant to this Section 4.08, the Company shall take all actions necessary or reasonably requested by Ares or the Major Stockholders, as the case may be, to consummate any Qualified IPO, and shall use its reasonable best efforts to assure the success thereof, including entering into customary agreements with respect to such offering and the taking of all actions specified in Section 5.03 hereof.

(d)                                 If any shares of Common Stock to be included in the registration statement effecting the Qualified IPO are to be sold other than for the Company’s own account, each Stockholder shall have the right (but not the obligation) to include its Pro Rata Portion of such secondary shares in such registration statement.

SECTION 4.09.           Call Right.  Subject to all applicable laws, CPPIB shall have the right (the “Excess Class B Call Right”), but not the obligation, to acquire, at any time, all, but not less than all, of the then issued and outstanding Excess Class B Stock, and Ares shall have the obligation, upon CPPIB’s exercise of such right, to transfer to CPPIB (or, subject to Article III, its designee or assignee), all of its Excess Class B Stock for an amount per share equal to the par value of such shares.  If CPPIB desires to exercise the Excess Class B Call Right, it shall notify Ares in writing; provided that such notice may be revocable or conditional or both and CPPIB shall, to the extent applicable, receive representations and warranties from Ares that Ares has good and marketable title to such shares and that such shares will be transferred free and clear of all liens, claims and other encumbrances incurred by Ares, and no other representations and warranties.  CPPIB shall have the right to assign to any Person the Excess Class B Call Right solely in connection with a Transfer of a number of shares of Class A Common Stock identical to the number of shares of Class B Common Stock subject to the portion of the Excess Class B Call Right so assigned.

SECTION 4.10.           Reorganization in Connection with an Initial Public Offering.  In the event of any Initial Public Offering where the managing underwriter or underwriters advise the Company that in its opinion the existing capital structure of the Company or any subsidiary of the Company would adversely affect the marketability, proposed offering price, timing, distribution method or probability of success of the offering, each Stockholder shall (a) consent to and vote for a recapitalization, reorganization or exchange of its Capital Stock of the Company or any subsidiary of the Company into securities that the managing underwriter or underwriters or the Board deems necessary, desirable or appropriate to ensure the success of such offering, and (b) take all actions (and execute all such documents) that the managing underwriter or underwriters or the Board deem necessary, desirable or appropriate to ensure the success of such offering or otherwise in connection with the consummation of such recapitalization, reorganization or exchange; provided that such recapitalization, reorganization or exchange shall not (i) result in a violation of the 30% Rule (it being understood that CPPIB and its Permitted Transferees shall take all actions (including exchanging all or any portion of its shares of Common Stock for shares of common stock of the Company (or any subsidiary of the Company) with limited or no voting rights) to the extent necessary to comply with the 30% Rule) or (ii) be implemented in a manner that has an economic or tax consequence, in either case that is material and adverse, for any Stockholder that is disproportionate to the consequence to the other Stockholders (without the prior written consent of such Stockholder).

ARTICLE V.

REGISTRATION RIGHTS

SECTION 5.01.           Company Registration.

(a)                                 Right to Piggyback on Registration of Common Stock.  Subject to Section 5.01(c), if at any time or from time to time following an Initial Public Offering, the Company proposes to register the Common Stock under the 1933 Act in connection with a public offering of such Common Stock on any form (including Form S-3 if the Company is then eligible) other than Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms (a “Piggyback Registration”), whether for its own account or for the account of one or more stockholders of the Company (including pursuant to a Demand Registration under Section 5.02 hereof), the Company shall give each Stockholder written notice of such determination (i) at least 30 days prior to the anticipated effective date of such Piggyback Registration and (ii) within 10 Business Days after the Company’s receipt of any notice of an exercise of demand registration rights.  Upon the written request of any Stockholder (the “Piggyback Holder”) given within 10 Business Days after receipt of any such notice by the Company, the Company shall use its reasonable best efforts to cause to be registered under the 1933 Act all of the Registrable Securities owned by such Stockholder that the Stockholder has requested to be registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of all such securities, the Company may, at its election, give written notice of such determination to each Piggyback Holder and (i) in the case of a determination not to register all of such securities, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the registration expenses in connection therewith); and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.  No registration effected under this Section 5.01 shall relieve the Company of its obligation to effect any registration upon demand under Section 5.02.

(b)                                 Selection of Underwriters.  If any Piggyback Registration involves an underwritten primary offering of the Company’s securities, the Board shall have the right to select any underwriter or underwriters to manage such Piggyback Registration.

(c)                                  Priority on Piggyback Registrations.  In the event that the Piggyback Registration includes an underwritten offering, the Company shall so advise the Stockholders as part of the written notice given pursuant to Section 5.01(a) and the registration rights provided in Section 5.01(a) shall be subject to the condition that if the managing underwriter or underwriters of a Piggyback Registration advise the Company that in its opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number that can be sold without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of the offering, the Company and the Stockholders, as the case may be, will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters can be sold in such offering without such adverse effect.  The Registrable Securities so included in such Piggyback Registration shall be apportioned as follows: (a) first, to any shares of Common Stock that the Company proposes to sell and (b) second, pro rata among shares of the Registrable Securities included in such Piggyback Registration, in each case according to the total number of shares of the Registrable Securities requested for inclusion by the Piggyback Holder, or in such other proportions as shall mutually be agreed to among the Piggyback Holders.

(d)                                 Shelf Take-Downs.  At any time that a shelf registration statement covering Registrable Securities is effective, if any Stockholder (a “Shelf Transfer Stockholder”) delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to Transfer all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Offering”), then the Company shall amend or supplement the shelf registration statement as may be necessary to enable such Registrable Securities to be distributed pursuant to such Shelf Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 5.01(d)).  In connection with any Shelf Offering, the Shelf Transfer Stockholder shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such shelf registration statement and permit each such other holder to include up to its Pro Rata Portion of the Registrable Securities proposed to be Transferred (subject to any cut-backs as set forth in the last sentence of Section 5.01(c)) in such Shelf Offering by notifying the Shelf Transfer Stockholder and the Company within two Business Days after delivery of the Take-Down Notice to such other holder.

SECTION 5.02.           Demand Registration Rights.

(a)                                 Right to Demand.  Subject to Section 5.02(b) below, at any time or from time to time following an Initial Public Offering, each of Ares and CPPIB (each, a “Demand Holder”), may make a written request, which request will specify the aggregate number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof (the “Request Notice”) to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of all or part of the Registrable Securities then owned by the Demand Holder (a “Demand Registration”); provided that (i) the Company may, if the Board so determines that due to a pending or contemplated material acquisition or disposition or public offering or other material event involving the Company or any of its subsidiaries it would be inadvisable to effect such Demand Registration at such time (but in no event after such registration statement has become effective), the Company may, upon providing the Demand Holder written notice (the “Delay Notice”), defer such Demand Registration for a single period set forth in such Delay Notice with respect to such Demand Registration not to exceed 90 days; and the Company shall not postpone or delay a Demand Registration under this Section 5.02 more than once in any 12-month period, and (ii) if the Registrable Securities to be registered constitute less than all of the Registrable Securities beneficially owned by the Demand Holder, such Registrable Securities shall have an anticipated aggregate offering price of at least $5,000,000.  A registration pursuant to this Section 5.02 will be on such appropriate form of the Commission as shall be selected by the Demand Holder and be reasonably acceptable to the Company and as shall permit the intended method or methods of distribution specified by the Demand Holder, including a distribution to, and resale by, the partners of any Demand Holder.

The Company shall not be obligated to maintain a registration statement pursuant to a Demand Registration effective for more than (x) 360 days or (y) such shorter period when all of the Registrable Securities covered by such registration statement have been sold pursuant thereto (the “Effectiveness Period”).  Notwithstanding the foregoing, the Company shall not be obligated to effect more than one Demand Registration in any 90-day period following an Effectiveness Period or such longer period not to exceed 180 days as requested by an underwriter pursuant to Section 5.06.  Upon any such request for a Demand Registration, the Company will deliver any notices required by Section 5.01 and thereupon the Company will, subject to Section 5.01(c) and 5.02(f) hereof, use its reasonable best efforts to effect the prompt registration under the 1933 Act of:

(i)                                     the Registrable Securities which the Company has been so requested to register by the Demand Holder as contained in the Request Notice and

(ii)                                  all other Registrable Securities which the Company has been requested to register by the Piggyback Holders,

all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of each seller of such Registrable Securities.

(b)                                 Number of Demand Registrations. The Company will not be required to effect more than four registrations pursuant to this Section 5.02 upon the request of Ares and will not be required to effect more than four registrations pursuant to this Section 5.02 upon the request of CPPIB; provided that, at any time in which the Company is eligible to register shares of Common Stock on Form S-3 (or any successor form), the Demand Holder shall have an unlimited number of demand registrations on Form S-3.

(c)                                  Revocation.  The Demand Holder may, at any time prior to the effective date of the registration statement relating to such Demand Registration, revoke such request by providing a written notice thereof to the Company and shall not be required to reimburse the Company for any of its expenses incurred in connection with such attempted registration; provided that, if the Demand Holder does not reimburse the Company pursuant to the following sentence, such attempted registration shall count as a Demand Registration, subject to Section

5.02(d).  If the Demand Holder elects, in its sole discretion, to reimburse the Company for its reasonable out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement, the attempted registration shall not be deemed to be a Demand Registration.

(d)                                 Effective Registration.  A registration will not count as a Demand Registration and the Demand Holder shall not be required to reimburse the Company for its expenses incurred in the preparation, filing and processing of any registration statement pursuant to Section 5.02(c):

(i)                                     if the Demand Holder determines in its good faith judgment to withdraw the proposed registration of any Registrable Securities requested to be registered by the Demand Holder due to a material adverse change in the Company (other than as a result of any action by the Demand Holder);

(ii)                                  if such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason (other than as a result of any act by the Demand Holder) and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Demand Holder’s satisfaction;

(iii)                               if the Demand Holder requests that the Company withdraw the registration at any time during the period specified in a Delay Notice or within 10 days thereafter; or

(iv)                              the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such demand are not satisfied (other than as a result of a default or breach thereunder by the Demand Holder).

(e)                                  Selection of Underwriters.  If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the Demand Holder will have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed.

(f)                                   Priority on Demand Registrations.  If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number which can be sold without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of the offering, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold in such offering without such material adverse effect.  The Registrable Securities to be included in such Demand Registration shall be apportioned pro rata among the Demand Holder and the Piggyback Holders according to the total number of shares of the Registrable Securities requested for inclusion by the Demand Holder and the Piggyback Holders, or in such other proportions as shall mutually be agreed to among the Demand Holder and the Piggyback Holders.

SECTION 5.03.           Registration Procedures.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article V that the Stockholders requesting inclusion in any Piggyback Registration or Demand Registration (a “Registration”) shall furnish to the Company such information regarding them, the Registrable Securities owned by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and other matters referred to in and consistent with this Article V, as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company (such intended method of distribution may include a distribution to, and resale by, the partners of the holders of any Registrable Securities).  With respect to any Registration which includes Registrable Securities owned by a Stockholder, the Company will, subject to Sections 5.01 and 5.02:

(a)                                 As promptly as possible (in the case of a Demand Registration, no more than 45 days after the Company’s receipt of a Request Notice that is not for a registration on Form S-3 or any successor or comparable form or in connection with an Initial Public Offering, no more than 60 days after the Company’s receipt of a Request Notice that is for a registration in connection with an Initial Public Offering and no more than 30 days after the Company’s receipt of a Request Notice that is for a registration on Form S-3 or any successor or comparable form) prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission for such intended method of disposition and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel representing the Stockholders selling Registrable Securities under such Registration copies of all documents proposed to be filed, which documents shall be subject to the review and reasonable comments of such counsel; provided, further, that the Company shall not be obligated to maintain such registration effective for a period longer than the Effectiveness Period;

(b)                                 Prepare and file with the Commission such amendments and post-effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective for a period of not less than the Effectiveness Period (but not prior to the expiration of the time period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act and comply with the 1933 Act in a timely manner; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

(c)                                  Promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriter(s) or the Demand Holder reasonably request to be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplements or post-effective amendments as soon as practical after being notified of the matters to be incorporated in such supplement or amendment;

(d)                                 Furnish to such Stockholder, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto, as such Stockholder may reasonably request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as the Stockholder or underwriter or underwriters, if any, may request in order to facilitate the disposition of the securities being sold by the Stockholder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by the Stockholder covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto);

(e)                                  Notify such Stockholder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the investors of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)                                   Provide a CUSIP number for all Registrable Securities no later than the effective date of the Registration and provide the applicable transfer agent and registrar for all such Registrable Securities with printed certificates representing the Registrable Securities that are in a form eligible for deposit with The Depositary Trust Company not later than the effective date of the registration statement;

(g)                                  Use its reasonable best efforts to cause all securities included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on any national securities exchange, quotation system or other market on which the Common Stock is then listed or proposed to be listed by the Company, if any, or, failing that, to arrange for at least two market makers to register as such with respect to such securities with the Financial Industry Regulatory Authority, Inc.;

(h)                                 Make generally available to its security holders an earnings statement, which need not be audited, satisfying the provisions of Section 11(a) of the 1933 Act as soon as reasonably practicable after the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said 12-month period;

(i)                                     After the filing of a registration statement, (i) notify each Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or, to the Company’s knowledge, threatened by the Commission and of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction, (ii) take all reasonable actions to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of any Registrable Securities at the earliest possible moment, and (iii) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s Representatives to supply all such information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement;

(j)                                    In connection with the preparation and filing of each Registration, the Company shall give each holder of Registrable Securities included in such Registration, the underwriter(s) and their respective counsel, accountants and other representatives the opportunity to participate in the preparation of each registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto and comparable statements under the securities or blue sky laws of any jurisdiction and give each of the foregoing Persons access to the books and records, pertinent corporate and business documents and properties of the Company and its subsidiaries and such opportunities to discuss the business and affairs of the Company and its subsidiaries with the respective Representatives and the independent public accountants who have certified the Company’s consolidated financial statements, and supply all other information and respond to all other inquiries requested by such holders, underwriter(s), counsel, accountants and other representatives as shall be necessary or appropriate, in the opinion of such holders or underwriter(s), to conduct a reasonable investigation within the meaning of the 1933 Act, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which such holder or such underwriter(s) shall reasonably object;

(k)                                 Cause its employees to participate in “road shows” and other presentations as reasonably requested by the underwriters in connection with such Registration;

(l)                                     Deliver promptly to counsel representing the Stockholders selling Registrable Securities under such Registration and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company, its counsel or auditors, and all memoranda relating to discussions with the Commission or its staff with respect to such Registration; and

(m)                             On or prior to the date on which the registration statement is declared effective, use its reasonable best efforts to (i) register or qualify, and cooperate with such underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as the managing underwriter or underwriters, if any, requests in writing, to use its reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the Effectiveness Period and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject, (ii) obtain a “comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters, which letter shall be addressed to the underwriters, and the Company shall use its reasonable best efforts to cause such comfort letter to also be addressed to the holders of such Registrable Securities, (iii) obtain an opinion from the Company’s outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities, and (iv) enter into and perform its obligations under such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities included in the Request Notice, in the case of a Demand Registration, or the holders of a majority of the Registrable Securities being sold or the underwriters, if any, in the case of a Piggyback Registration, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, combination of shares, recapitalization, or reorganization), in each case, that does not have an economic or tax consequence, in either case that is material and adverse, for any Stockholder that is disproportionate to the consequence to the other Stockholders (without the prior written consent of such Stockholder).

The Stockholders, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 5.03, will forthwith discontinue disposition of the Registrable Securities until the Stockholders’ receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 5.03 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Stockholder will, or will request the managing underwriter or underwriters, if any, to, deliver, to the Company (at the Company’s sole expense) all copies, other than permanent file copies then in such Stockholder’s possession, of the prospectus covering such securities current at the time of receipt of such notice.

No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company, other than representations and warranties regarding such holder, such holder’s ownership of and title to the Registrable Securities to be sold in such offering, and its intended method of distribution and any liability of any such holder under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties therein and shall be limited to an amount equal to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

SECTION 5.04.           Registration Expenses.

(a)                                 Subject to Section 5.02(c), in the case of any Registration, the Company shall bear all expenses incident to the Company’s performance of or compliance with Sections 5.01, 5.02 and 5.03 of this Agreement, including all Commission and stock exchange or the Financial Industry Regulatory Authority, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions, or transfer taxes, if any, attributable to the sale of Registrable Securities by a selling Stockholder or fees and expenses of more than one counsel representing the Stockholders selling Registrable Securities under such Registration as set forth in Section 5.04(b) below).

(b)                                 In connection with each Registration initiated hereunder (whether a Demand Registration or a Piggyback Registration), the Company shall reimburse the holders covered by such registration for the reasonable fees and disbursements of one law firm chosen by a majority of the number of shares of Registrable Securities included in the Request Notice, in the event of a Demand Registration, and, in the case of a Piggyback Registration, the holders of a majority of the number of shares of Registrable Securities included in such Registration.

SECTION 5.05.           Indemnification.

(a)                                 Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Stockholder, the underwriters selling such Stockholder’s Registrable Securities and their respective officers, directors, Affiliates and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) any of them, including any general partner or manager of any thereof, against all losses, claims, damages, liabilities and expenses (including reasonable out-of-pocket counsel fees and disbursements) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are made in reliance on and in conformity with any information with respect to such Stockholder furnished in writing to the Company by such Stockholder expressly for use therein.

(b)                                 Indemnification by the Stockholders.  In connection with any registration statement in which a Stockholder is participating, each such Stockholder will furnish to the Company in writing such information and affidavits with respect to such Stockholder as the Company reasonably requests for use in connection with any registration statement or prospectus covering the Registrable Securities of such Stockholder and to the extent permitted by law agrees to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Company, against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the registration statement, prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance on and in conformity with the information or affidavit with respect to such Stockholder so furnished in writing by such Stockholder expressly for use in the registration statement or prospectus; provided that the obligation to indemnify shall be several, not joint and several, among such Stockholders and the liability of each such Stockholder shall be in proportion to and limited to the net amount received by such Stockholder from the sale of Registrable Securities pursuant to such registration statement in accordance with the terms of this Agreement.  The indemnity agreement contained in this Section 5.05(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Stockholder.  The Company and the holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) the beneficial ownership of shares of Common Stock by such holder and its Affiliates, (b) transactions or the relationship between such holder and its Affiliates, on the one hand, and the Company, on the other hand (c) the name and address of such holder and (d) any additional information about such holder or the plan of distribution (other than for an underwritten offering) required by law or regulation to be disclosed in any such document.

(c)                                  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to the action, except to the extent that such indemnifying party is materially prejudiced by the failure to give such notice; provided that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party or to such indemnified party other than pursuant to this Section 5.05.  No indemnifying party in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement with respect to such indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)                                 Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) of this Section 5.05 is unavailable to an indemnified party as contemplated by the preceding paragraphs (a) and (b) of this Section 5.05 or is insufficient to hold such indemnified party harmless, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party, or (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the preceding clause (i) but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the liability of any such Stockholder be greater in amount than the amount of net proceeds received by such Stockholder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided in paragraph (b) of this Section 5.05 had been available.

SECTION 5.06.           Holdback Agreements.

(a)                                 Whenever the Company proposes to register any of its equity securities under the 1933 Act in an underwritten offering for its own account (other than on Form S-4 or S-8 or any similar successor form or another form used for a purpose similar to the intended use of such forms) or is required to use its reasonable efforts to effect the registration of any Registrable Securities under the 1933 Act pursuant to Section 5.01 or 5.02, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 under the 1933 Act, or to request registration under Section 5.02 of any Registrable Securities for the time period reasonably requested by the managing underwriter for the underwritten offering; provided that in no event shall such period exceed 180 days (the “Lock-up Period”) after the effective date of the registration statement relating to such registration, except (i) as part of such registration or (ii) in the case of a private sale or distribution, unless the transferee agrees in writing to be subject to this Section 5.06.  If requested by such managing underwriter, each holder of Registrable Securities agrees to execute a holdback agreement, in customary form, consistent with the terms of this Section 5.06(a); provided, that if the Company or any underwriter releases any holder of Registrable Securities from such holdback agreement, it shall similarly release all other holders of Registrable Securities on a pro rata basis.  Notwithstanding the foregoing, no Stockholder shall be subject to a Lock-up Period in excess of 180 days in any calendar year due to the registration of any Registrable Securities pursuant to Section 5.02.  The Company shall use commercially reasonable efforts to request such underwriter to include provisions in the applicable holdback agreements that permit the repurchase of equity by the Company or its designees under the Put Right.

(b)                                 The Company agrees not to effect any sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any such equity securities within the Lock-up Period (except as part of such underwritten registration or pursuant to registrations on Form S-8, S-4 or any successor forms thereto), except that such restriction shall not prohibit any such sale or distribution after the effective date of the registration statement (i) pursuant to any stock option, warrant, stock purchase plan or agreement or other benefit plans approved by the Board to officers, directors or employees of the Company or its subsidiaries; (ii) pursuant to Section 4(2) of the 1933 Act or (iii) as consideration to any third party seller in connection with the bona fide acquisition by the Company or any subsidiary of the Company of the assets or securities of any Person in any transaction approved by the Board.  In addition, upon the request of the managing underwriter, the Company shall use its reasonable best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities whether outstanding on the Effective Date or issued at any time after the Effective Date (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into a similar agreement to such effect with such managing underwriter.  Notwithstanding the foregoing, the Company shall not be subject to a Lock-up Period in excess of 180 days in any calendar year due to the registration of any Registrable Securities pursuant to Section 5.02.

SECTION 5.07.           Participation in Registrations.  No Stockholder may participate in any Registration hereunder that is underwritten unless such Stockholder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (provided that such underwriting arrangements shall not (x) limit any of such Stockholder’s rights under this Agreement or (y) contain terms that have a material and adverse effect on any Stockholder that is disproportionate to the effect on the other Stockholders (without the prior written consent of such Stockholder)), and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

SECTION 5.08.           Rule 144.  After the Initial Public Offering, the Company shall use commercially reasonable efforts to timely file any reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any holder may reasonably request to enable such holder to sell Registrable Securities without registration under the 1933 Act as permitted by (i) Rules 144 and 144A and Regulation S under the 1933 Act, as such Rules may be amended from time to time, or (ii) any similar rules or regulation hereafter adopted by the Commission.  Upon the request of a holder of Registrable Securities, the Company, at its own expense, will deliver to such holder:  (i) a written statement as to whether it has complied with the requirements that would make the exemption provided by such Rule or Rules available to such holder (and such holder shall be entitled to rely on the accuracy of such written statement), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents as such holder may reasonably request in order to avail itself of any rule or regulation of the Commission allowing it to sell Registrable Securities without registration.

ARTICLE VI.

MISCELLANEOUS

SECTION 6.01.           Notices.  All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made at the address or facsimile number set forth on the signature pages hereof (or in the relevant Joinder Agreement), or at such other address or facsimile number as such party shall have furnished to the Company in writing; provided that:

(a)                                 unless otherwise specified by Ares in a notice delivered by Ares in accordance with this Section 6.01, any notice required to be delivered to Ares shall be properly delivered if delivered to:

Ares Corporate Opportunities Fund III, L.P.
c/o Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Facsimile:	(310) 201-4170
Attention:	Adam Stein

with a copy (which shall not constitute notice) to

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Facsimile:	(310) 557-2193
Attention:	Michael A. Woronoff, Esq.

(b)                                 unless otherwise specified by CPPIB in a notice delivered by CPPIB in accordance with this Section 6.01, any notice required to be delivered to CPPIB shall be properly delivered if delivered to:

Canada Pension Plan Investment Board
One Queen Street East, Suite 2600
P.O. Box 101
Toronto, ON M5C 2W5
Facsimile:	(416) 868-8684
Attention:	Shane Feeney

with a copy (which shall not constitute notice) to

Torys LLP
1114 Avenue of the Americas
New York, NY 10036
Facsimile:	(212) 682-0200
Attention:	Stefan P. Stauder

(c)                                  unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 6.01, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Number Holdings Inc.
c/o Ares Management LLC
2000 Avenue of the Stars
Los Angeles, California 90067
Facsimile:	(310) 201-4170
Attention:	Adam Stein

and

Number Holdings Inc.
c/o Canada Pension Plan Investment Board
One Queen Street East, Suite 2600
P.O. Box 101
Toronto, ON M5C 2W5
Facsimile:	(416) 868-8684
Attention:	Shane Feeney

with a copy (which shall not constitute notice) to

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Facsimile:	(310) 557-2193
Attention:	Michael A. Woronoff, Esq.

Notice shall be delivered (i) by nationally recognized overnight courier delivery for next business day delivery, (ii) by hand delivery, or (iii) by facsimile or electronic mail transmission followed by overnight delivery the next Business Day. Legal counsel for the respective parties may send to the other party any notices, requests, demands or other communications required or permitted to be given hereunder by such party. Each such notice or other communication shall for all purposes of this Agreement be treated as effective, or as having been given, only upon receipt thereof at the address specified hereunder.

SECTION 6.02.           Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.  Except as set forth in Section 5.05 and 6.14, nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

SECTION 6.03.           Amendment.  This Agreement may not be amended, restated, modified or supplemented in any respect and the observance of any term of this Agreement may not be waived by the Company except by a written instrument executed by Ares and CPPIB, in each case, so long as it or any of its Permitted Transferees remains a Stockholder, and to the extent (and only to the extent) the interests of the Minority Stockholders are adversely and disproportionately affected by such amendment, modification, supplement or waiver, by a majority of the shares of Class A Common Stock then owned by the Minority Stockholders.  In addition, for so long as the Rollover Stockholders, in the aggregate, continue to own at least 25% of the number of shares of Common Stock owned by the Rollover Stockholders on the Effective Date (subject to appropriate adjustment for any stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event), no provision of Section 4.04, Sections 4.06(a), (c), (d), (e) and (g), Section 4.07 or this Section 6.03 may be amended, restated, supplemented or waived by the Company without the written approval of the holders of a majority of the shares of Class A Common Stock then owned by the Rollover Stockholders.  No consent of any Minority Stockholder shall be required to the joinder of those Persons who become parties hereto by executing a Joinder Agreement in accordance to the terms of this Agreement.

SECTION 6.04.           Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or any Stockholder except as otherwise expressly stated hereunder or with the prior written consent of Ares and CPPIB, in each case, so long as it or any of its Permitted Transferees remains a Stockholder and any attempted assignment in violation of this Section 6.04 shall be null and void ab initio.  A Permitted Transferee who executes a Joinder Agreement in accordance with the provisions hereof may be assigned any rights available hereunder in connection with a Transfer of Common Stock to such Permitted Transferee; provided that the rights of each Stockholder set forth in Section 4.06 may only be held by such Stockholder and one Permitted Transferee of such Stockholder at a time.

SECTION 6.05.           Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.  The parties hereto irrevocably submit, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States located in the State of New York or in any New York state court located in New York county and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.

SECTION 6.06.           Enforcement.  Without limiting or waiving in any respect any rights or remedies of the parties hereto under this Agreement now or hereinafter existing at law or in equity, each of the parties hereto (a) expressly agree that the provisions of this Agreement may be specifically enforced against each of the parties hereto in any court of competent jurisdiction and (b) hereby waive any requirement for the posting of any bond or similar collateral in connection therewith.

SECTION 6.07.           Severability.  If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  If any of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 6.08.           Additional Securities Subject to Agreement.  All shares of Common Stock of the Company that any Stockholder hereafter acquires by means of a stock split, stock dividend, distribution, exercise of options or warrants or otherwise (other than pursuant to a public offering) whether by merger, consolidation or otherwise (including shares of a surviving corporation into which the shares of Common Stock of the Company are exchanged in such transaction) will be subject to the provisions of this Agreement to the same extent as if owned on the Effective Date.

SECTION 6.09.           Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 6.10.           Counterparts.  This Agreement and any joinders thereto may be executed in any number of counterparts, including by way of electronic transmission (e.g., pdf and facsimile formats), each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

SECTION 6.11.           Termination of Certain Provisions.  Other than the rights and obligations set forth in Section 4.02, Section 4.06(a), Section 4.06(f), Article V and Article VI, all rights and obligations under this Agreement will terminate and be of no force and effect upon the consummation of a Qualified IPO.  Notwithstanding the foregoing, (a) if the managing underwriter or underwriters of a Qualified IPO advise the Company that in its opinion the survival of the rights and obligations set forth in Section 4.06(f) would adversely affect the marketability, proposed offering price, timing, distribution method or probability of success of such Qualified IPO, Section 4.06(f) will terminate and be of no force and effect upon the consummation of such Qualified IPO, and (b) in connection with a Qualified IPO, the parties will agree to any amendment to the surviving provisions necessary to comply with applicable securities laws and the rules of all applicable securities exchanges and listing requirements.

SECTION 6.12.           Waiver of Jury Trial.  Each party to this Agreement, for itself and its Related Persons, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto or their respective Related Persons pursuant to this Agreement or in the negotiation, administration, performance or enforcement of this Agreement.

SECTION 6.13.           Further Assurances.  Each party agrees that it shall, from time to time after the Effective Date, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by the Company or any Major Stockholder to carry out the transactions contemplated by this Agreement.

SECTION 6.14.           Entire Agreement.  This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes (along with the exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

NUMBER HOLDINGS, INC.

By:	/s/ Eric Schiffer
Name:	Eric Schiffer
Title:	Chief Executive Officer

[Signature Page to Stockholders Agreement]

ARES CORPORATE OPPORTUNITIES FUND III, L.P.

By: ACOF Operating Manager III, LLC

By:	/s/ Adam Stein
Name:	Adam Stein
Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

CANADA PENSION PLAN INVESTMENT BOARD

By:	/s/ André Bourbonnais
Name:	André Bourbonnais
Title:	Authorized Signatory

By:	/s/ Jim Fasano
Name:	Jim Fasano
Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

THE GOLD REVOCABLE TRUST, DATED OCTOBER 26, 2005

By:	/s/ David Gold
Name:	David Gold
Title:	Trustee

By:	/s/ Sherry Gold
Name:	Sherry Gold
Title:	Trustee

HOWARD GOLD

By:	/s/ Howard Gold

JEFF GOLD

By:	/s/ Jeff Gold

KAREN SCHIFFER

By:	/s/ Karen Schiffer

ERIC SCHIFFER

By:	/s/ Eric Schiffer

[Signature Page to Stockholders Agreement]

SCHEDULE A

The Gold Revocable Trust, dated October 26, 2005

Howard Gold

Jeff Gold

Karen and Eric Schiffer

EXHIBIT A

FORM OF JOINDER AGREEMENT

WHEREAS, simultaneously with the execution of this Agreement, the undersigned is acquiring        shares of Class A Common Stock and        shares of Class B Common Stock (together, the “Common Stock”), par value $0.001 per share of Number Holdings, Inc., a Delaware corporation (the “Company”); and

WHEREAS, as a condition to the acquisition of the Common Stock, the undersigned has agreed to join in a certain Stockholders Agreement, dated as of January 13, 2012 (the “Stockholders Agreement”), among the Company and the Stockholders (as such term is defined in the Stockholders Agreement) party thereto; and

WHEREAS, the undersigned understands that the execution of this Agreement is a condition precedent to the acquisition of the Common Stock;

NOW, THEREFORE, as an inducement to both the transferor of the Common Stock and the other Stockholders to allow the Transfer (as such term is defined in the Stockholders Agreement) of the Common Stock to the undersigned, the undersigned agrees as follows:

1.             The undersigned hereby joins in the Stockholders Agreement and agrees to be bound by the terms and provisions of the Stockholders Agreement as provided by the Stockholders Agreement as a Stockholder.

2.             The undersigned hereby agrees that the certificate or certificates to be issued to the undersigned representing the Common Stock shall be legended as follows:

“The securities represented by represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended (the “Act”), or applicable state securities laws and may not be offered, pledged, sold, assigned or otherwise transferred (“Transfer”) except pursuant to (i) an effective registration statement under the Act and applicable state securities laws or (ii) an applicable exemption from registration thereunder.

The securities represented by this certificate are also subject to the terms and conditions of the Stockholders Agreement, dated as of January 13, 2012, as it may be amended from time to time by and among Number Holdings, Inc. and certain of its stockholders.  The Stockholders Agreement contains, among other things, (1) significant restrictions on the transfer of the securities of the Company and (2) certain rights of first offer, tag-along and drag-along rights and restrictions applicable to the securities.  A copy of the Stockholders Agreement is available upon request from the Company.”

IN WITNESS WHEREOF, the undersigned has executed this Agreement this      day of                         , 20    .

A-2

Name:
Title:
Address:

A-3

EXHIBIT B

CONSENT OF SPOUSE

I,                                 , spouse of                                 , have read and hereby approve the Stockholders Agreement, dated as of January 13, 2012 (the “Stockholders Agreement”), among Number Holdings, Inc. and the stockholders party thereto.  I agree to be bound by the provisions of the Stockholders Agreement insofar as I may have any rights in said Stockholders Agreement or any shares of Common Stock (as such term is defined in the Stockholders Agreement) covered thereby under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Consent of Spouse this      day of                         , 20    .

Name:
Address:

B-1